EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated November 26, 2002 relating to the consolidated financial statements, which appear in UCI Medical Affiliates, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/S/    SCOTT MCELVEEN, L.L.P.

Columbia, South Carolina

April 4, 2003

27